Exhibit 3.76

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

TYPE OR PRINT CLEARLY IN BLACK INK

1.	The name of the proposed corporation is	Chester HMA, Inc.

2.	The initial registered office of the corporation is	c/o C T Corporation System, 75 Beattie Place
Street Address

Greenville	Greenville	South Carolina	29601

City	County	State	Zip Code

and the initial registered agent at such address is	C T Corporation System
Print Name

I hereby consent to the appointment as registered agent of the corporation:

C T Corporation System

By:	/s/ Barbara A. Burke
Agent’s Signature
BARBARA A. BURKE
SPECIAL ASSISTANT SECRETARY

3.	The corporation is authorized to issue shares of stock as follows. Complete “a” or “b”, whichever is applicable:

	a.	☒	The corporation is authorized to issue a single class of shares, the total number of shares authorized is 10,000.

	b.	☐	The corporation is authorized to issue more that one class of shares:

Class of Shares	Authorized No. of Each Class

The relative right, preference, and limitations of the shares of each class, and of each series within a class, are as follows:
N/A

4.	The existence of the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (See Section 33-l-230(b) of the 1976 South Carolina Code of Laws, as amended)

Chester HMA, Inc.
Name of Corporation

5.	The optional provisions, which the corporation elects to include in the articles of incorporation, are as follows (See the applicable provisions of Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended).

6.	The name, address, and signature of each incorporator is as follows (only one is required):

	a.	Timothy R. Parry
Name

5811 Pelican Bay Blvd. #500, Naples, FL 34108-2711
Address

/s/ Timothy R. Parry
Signature

b.
Name

Address

Signature

c.
Name

Address

Signature

7.	I, Jay G. Anderson, an attorney licensed to practice in the state of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 38 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation.

Date	May 24, 2004	/s/ Jay G. Anderson
Signature

Jay G. Anderson
Type or Print Name

2838 Devine Street Suite 103
Address

Columbia SC 29205

803-256-6227
Telephone Number

SOUTH CAROLINA

SECRETARY OF STATE

CONVERSION OF A CORPORATION

TO A LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

The following corporation hereby converts to a limited liability company pursuant to the provisions of Section 33-11-111 and Section 33-11-112 of the 1976 South Carolina Code of Laws, as amended, by filing these articles of organization

1	The name of the limited liability company is Chester HMA, LLC

2	The initial agent for service of process is

CT Corporation System

75 Beattie Place

Greenville, South Carolina 29601

3	The former name of this limited liability company while a corporation was

Chester HMA, Inc

4	(a)	The number of votes by the shareholders entitled to vote which were cast “for” the conversion was 10,000

	(b)	The number of votes by the shareholders entitled to vote which were cast “against” the conversion was 0

5	The address of the initial designated office is

5811 Pelican Bay Blvd. Suite 500

Naples. FL 34108

6	The name and mailing address of the organizer is

Timothy R Parry

5811 Pelican Bay Blvd, Suite 500

Naples, FL 34108

7	The Company shall have perpetual existence

8	The management of the Company shall be vested in the Company’s members

Chester HMA, LLC

(Name of limited liability company)

9	No member of the Company shall be held liable for the Company’s debts and obligations pursuant to § 33-44-303 (c) of the 1976 South Carolina Code of Laws, as amended

10	The conversion of Chester HMA, Inc to a limited liability company and the existence of the limited liability company will be effective when endorsed for filing by the South Carolina Secretary of State

[Remainder of Page Intentionally Left Blank]

Chester HMA, LLC

(Name of limited liability company)

11.	The articles of incorporation of the corporation will be cancelled as of the effective date of this filing

12	The name and signature of the organizer is

Timothy R. Parry

/s/ Timothy R. Parry
(signature)

Date March 20, 2008

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

AMENDED ARTICLES OF ORGANIZATION

Pursuant to South Carolina Code of Laws Section 33 44 204(a) the undersigned limited liability company adopts the following Amended Articles of Organization

1	The name of the limited liability company is Chester HMA LLC

2	The date the Articles of Organization were filed is March 20 2008

3	The Articles of Organization are amended in the following respects of which all amended provisions may lawfully be included in the Articles of Organization

Article 8 of the Articles of Organization is hereby deleted and replaced in its entirety by

8	The management of the limited liability company shall be vested in a manager The name and address of the initial manager is

Hospital Management Associates Inc

5811 Pelican Bay Boulevard Suite 500

Naples, Florida 34108 2710

[Signature page to follow]

Dated October 20 2009

Carolinas JV Holdings LP sole member of Chester HMA LLC

By	/s/ Timothy R Parry

Name	Timothy R Parry

Title	Senior Vice President and Secretary